Government of Sharjah حكومة الشارقة
هيئة المنطقة الحرة بالحمرية
HAMRIYAH FREE ZONE AUTHORITY

168195
SCANNED F& A

06th September, 2018
Ref.: HFZ/FIN/15728/18

Quality International Co. Ltd FZC
License No.: 4378,4379
P.O.Box: 50622,
Hamriyah Free Zone
Sharjah, U.A.E.
Tel: **97167480511**
Mob: **971504624140** Fax: **06-5134105**

RRP-2868

Kind Attn.: Mr. Ramakrishnan S Kodapully

Dear Sir,

Sub: Rent Revision - Plot Phase 2 - 6C-02 (81,791sq.m.)
Ref.: Your letter MD/08/2018 dated 15/08/2018

Following your meeting with our Chairman, we are pleased to restructure your land lease rent for the next 5 years.

In accordance with the above, rent for the next 5 years will now be as follows:

Year	Rate/sqm. (AED)	Gross Rent (AED)	Rent Holiday/ Discount (AED)	Net Rent (AED)	Effective rate/sqm.
11/09/2018 – 10/09/2019	30	2,453,730	408,955	2,044,775	25
11/09/2019 – 10/09/2020	30	2,453,730	408,955	2,044,775	25
11/09/2020 – 10/09/2021	30	2,453,730	408,955	2,044,775	25
✓ 11/09/2021 – 10/09/2022	30	2,453,730	408,955	2,044,775	25
11/09/2022 – 10/09/2023	30	2,453,730	408,955	2,044,775	25

In the event of company termination during the next 5 years, the rent holiday/discount, if any provided will be reversed in full.

We look forward to your acceptance of the above lease rates. Kindly contact Leasing & Licencing Dept. (Ms. Haya 06 5133434 or haya.alkhayal@hfza.ae) to amend the lease agreement with the new rates.

Yours sincerely,

T V RAMESH
Chief Financial Officer

Cc: Director, MSC, L&L Dept

Hamriyah Free Zone Authority

Quality International Co. Ltd FZC

AGREEMENT

LEASE & PERSONNEL SECONDMENTS

Plot No. : 6C-02 81,791 **m2**

11 09 2008

THIS AGREEMENT for Lease and Personnel Secondment is made on 11 09 2008

BETWEEN :-

(1) **HAMRIYAH FREE ZONE AUTHORITY** of P O Box 1377, Sharjah, United Arab Emirate (the Landlord / Authority); and

(2) Quality International Co. Ltd FZC
P.O. Box 50622
Hamriyah Free Zone - Shj
United Arab Emirates.

(the Tenant / Company)

WITNESSES as follows :-

1. Copies of the following provided to the Tenant / company the receipt of which is acknowledged shall be an integral part of this Agreement and shall be binding on the Landlord / Hamriyah Free Zone Authority and the Tenant / company.

a. **The STANDARD TERMS AND CONDITIONS OF HAMRIYAH FREE ZONE LAND LEASES concerning the Premises being leased and**

b. **The STANDARD TERMS AND CONDITIONS OF HAMRIYAH FREE ZONE PERSONNEL SECONDMENTS** concerning the payment of contractual obligations of the company related to their seconded employees

2. **"Initial Rent"** per annum shall be as follows for a 81,791 sq. m of Hamriyah Free Zone plot of land :

Particulars			Rate / Sqm AED	Annual Rent-AED.
Year 1	11/09/2008	10/09/2009	25	1,533,581
Year 2	11/09/2009	10/09/2010	25	1,533,581
Year 3	11/09/2010	10/09/2011	25	1,533,581
Year 4	11/09/2011	10/09/2012	27	2,208,357
Year 5	11/09/2012	10/09/2013	27	2,208,357
Year 6				
Year 7				
Year 8				
Year 9				
Year 10				

Year 6-25 to be reviewed.

Rent holiday of 3 months each in year 1,2 & 3 of the lease is given. If the lease is terminated at any time with in 5 Years of the lease, rent holiday benefits provided if any shall be reversed in full

Landlord's Initials

Tenant's Initials

3. **"Permitted Use"** Subject to obtaining all necessary approvals from the landlord and other authorities, if any, the Premises may be used for
Manufacturing & Fabrication of Steel and of Steel Products.

General Trading

(*Industrial / Commercial*) provided any activity in the UAE outside the Free Zone will have to be done in accordance with local rules and regulations

4. **"Premise** shall be the land situated at Hamriyah Free Zone and known as Plot No. **6C-02**
5. **"Review Date"** shall be as per clause 2 above and the **"Relevant Contract Review Date"** shall be construed accordingly.
6. **"Term"** 5 Years
7. **"Term and Rent Commencement Date"** shall be 11th September, 2008
8. **Addres**

All correspondence shall be sent to the parties at the address set out below or such addresses as may be notified by the parties :

Hamriya Free Zone Authority, of P O Box 1377, Sharjah, UAE
Tel : 06-5263 333 Fax : 06-5263 555

Quality International Co. Ltd FZC

P.O. Box 50622
Hamriyah Free Zone - Shj
United Arab Emirates.

Tel : 050-4624140 Fax : 06-7480515

Landlord's Initial

Tenant's Initial

IN WITNESS whereof the parties hereto have caused this Agreement to be duly execute the day and year first before written.

SIGNED

For and on behalf of

Hamriyah Free Zone Authority

By

HAMRIYAH FREE ZONE AUTHORITY
Government of Sharjah

Rashid Al Leem

(Director General)

In the presence of :

Mr. Basheer

(Witness)

SIGNED

For and on behalf of

Quality International Co. Ltd FZC

By

Mr. Ramakrishnan S. Kodapully

Manager

In the presence of :

(Witness)